Exhibit (a)(101)

VOYA EQUITY TRUST

CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST AND

REDESIGNATION OF SERIES

Effective: June 16, 2025

The undersigned, being a majority of the Trustees of Voya Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), including Article VIII, Section 8.3, hereby amend the Declaration of Trust to redesignate one of the existing series of the Trust as follows:

1.The “Voya Global Multi-Asset Fund” is redesignated the “Voya Global Income & Growth Fund.”

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Redesignation of Series.

/s/ Colleen D. Baldwin Colleen D. Baldwin, as Trustee

/s/ John V. Boyer

John V. Boyer, as Trustee

/s/ Martin J. Gavin

Martin J. Gavin, as Trustee

/s/ Joseph E. Obermeyer

Joseph E. Obermeyer, as Trustee

/s/ Sheryl K. Pressler

Sheryl K. Pressler, as Trustee

/s/ Christopher P. Sullivan Christopher P. Sullivan, as Trustee